Exhibit 99.1


FOR IMMEDIATE RELEASE

                                [GRAPHIC OMITTED]



                  First Montauk Adopts Shareholder Rights Plan

August 8, 2007 -- Red Bank, NJ -- First Montauk Financial Corp. (OTCBB: FMFK) announced today that its Board of Directors has adopted a shareholder rights plan and declared a dividend distribution of one preferred share purchase right on each outstanding share of First Montauk common stock. Each Right will entitle shareholders to buy one one-hundredth of a share of a new series of preferred stock called Series C Participating Cumulative Preferred Stock at an exercise price of $2.00.

The Board of Directors of First Montauk adopted the shareholders rights plan to enable First Montauk to protect its shareholders and the Company against any proposed acquisition transaction in which all shareholders of the company are not treated equitably and do not receive fair value for their shares of common stock.

The Rights will be exercisable only if a person or group acquires beneficial ownership of 10% or more of First Montauk common stock, or commences or announces an intent to commence a tender or exchange offer that could result in the offeror becoming the beneficial owner of 10% or more of First Montauk common stock. If a person or group acquires 10% or more of First Montauk's outstanding common stock, each Right will entitle its holder (other than the acquiring person or group) to purchase, at the Right's exercise price, the number of shares of First Montauk's common stock having a market value of twice the exercise price, or in other words at a 50% discount to First Montauk's common stock market price at the time of exercise of the Right. In addition, if First Montauk is acquired in a merger or other business combination transaction after a person or group has acquired 10% or more of First Montauk's outstanding common stock, each Right will entitle its holder (other than the acquiring person or group) to purchase, at the Right's exercise price, that number of the acquiring company's common shares having a market value of twice the exercise price, or at a 50% discount to the then market price of the acquiring company's common stock.

Following the acquisition by a person or group of beneficial ownership of 10% or more of First Montauk's outstanding common stock and before the acquisition of 50% or more of the outstanding First Montauk common stock, the Board of Directors may exchange all or part of the Rights (other than Rights owned by the acquiring person or group) for a consideration per Right consisting of one-half of the number of shares of common stock that would be issuable upon the exercise of one Right. Alternatively, the Rights are redeemable for $.0001 per Right at the option of the Board of Directors, prior to the acquisition by a person or group of beneficial ownership of 10% or more of First Montauk's outstanding common stock.

The nontaxable dividend distribution of the Right will be made on August 8, 2007, payable to shareholders of record as of August 8, 2007. The Rights will expire August 8, 2017.

The foregoing is only a summary of the shareholder rights plan and is qualified in its entirety by the shareholder rights plan to be filed as an exhibit to Form 8-K. First Montauk is also filing a Form 8-A to register the preferred share purchase rights pursuant to the Securities Exchange Act of 1934, as amended.

First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, New Jersey. First Montauk conducts securities brokerage, insurance, investment banking and advisory business through its network of independent financial professionals.



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Montauk Financial Group (http://www.montaukfinancial.com), based in Red Bank,
New Jersey, is a leading financial services firm providing a full spectrum of investment products through its nationwide network of independent financial professionals. Montauk Financial Group and its network of independent financial professionals are committed to providing personalized financial services, insight, and advice to clients to help them achieve a well-balanced and productive portfolio. Montauk Financial Group is a service mark of First Montauk Securities Corp., Member NASD/SIPC and SEC Registered Investment Adviser

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company's estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in each Company's Securities and Exchange Commission filings, including each Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. Each of the Companies undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
First Montauk Financial Corp.
Jeffrey J. Fahs, Executive Vice President, General Counsel and Secretary
(800) 876-3672, ext 4644
info@montaukfinancial.com







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